                                             Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Olin Corporation:

We consent to incorporation by reference in the Registration Statements No. 333-156082 on Form S-3 and Nos. 333-05097, 333-18619, 333-39305, 333-39303, 333-31098, 333-35818, 333-97759, 333-88990, 333-110135, 333-110136, 333-124483, 333-133731, 333-148918, 333-153183 and 333-158799 on Form S-8 of Olin Corporation of our report dated February 24, 2010 with respect to the consolidated balance sheets of Olin Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Olin Corporation.

/s/ KPMG LLP

St. Louis, Missouri
February 24, 2010